Alexandria Claims Option Agreement

THIS AGREEMENT is dated for reference the 12th day of March, 2011

BETWEEN:

ANK CONSULTING, LLC of 2533 N. Carson Street, Suite 4127, Carson City, Nevada

89706

(Optionor)

AND:

OF THE FIRST PART

PEPPER ROCK RESOURCES CORP., of 8200 Wilshire Blvd., Suite 200, Beverly Hills,

California, U.S.A. 90211

(Optionee) OF THE SECOND PART

WHEREAS

WHEREAS the Optionor is the full beneficial optionee of certain mineral claims described in

Schedule "A" attached hereto and forming part of this Agreement (hereinafter called "the claims")

AND WHEREAS the Optionor desires to grant an Option to Purchase the claims to the Optionee and the Optionee is desirous of obtaining an Option to Purchase the claims upon the terms and conditions hereof.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants, agreements and provisos hereinafter contained, the parties hereto agree as follows:

1. The Optionor hereby gives and grants to the Optionee the sole and exclusive option to purchase the claims for the sum of $400,000.00 (hereinafter called the "Purchase Price").

2. The Purchase Price of $400,000.00 shall be paid as follows:

(a) The sum of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) on or

before March 18, 2011

(b) The sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) on or before

April 01, 2012

(c) The sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) on or before

April 01, 2013

(d) The sum of FIFTY THOUSAND DOLLARS ($50,000.00) on or before April 01,

2014

Notwithstanding the procedure set forth herein, the Optionee may, at any time and, at its sole election complete the payment of the Purchase Price, which payment shall be the Purchase Price less all payments made hereunder to the date of its election to complete payment of the Purchase

Price.

3. Upon completion of the Purchase Price herein, the Optionor shall transfer all right, title, and interest of the Optionor in the said claims to the Optionee, or its assignee, absolutely save and except that a three percent (3%) Net Smelter Return interest shall continue to be a charge against the claims in favor of the Optionor. The Optionee shall have the option to purchase the Net

Smelter Return by paying the Optionor Five Hundred Thousand Dollars ($500,000).

4. In addition to the payment of the Purchase Price herein, the Optionee shall pay to the Optionor,

three percent (3%) of the Net Smelter Returns received from the claims commencing when the claims are brought into commercial production and throughout the entire commercial lifetime of the claims, provided that mining operations are being conducted thereon. The Net Smelter Return payments shall be payable upon the 31st day of December in each year during which mining operations have been conducted on the claims.

For the purpose of this Agreement, "Net Smelter Returns" shall mean the amount received from a smelter upon the sale of all metals removed from ores, minerals or concentrates after deducting from the gross value the cost of smelting and actual freight or haulage charges from the claims to the smelter; and the term "Smelter" shall mean conventional smelters as well as any other type of production plant used in lieu of a conventional smelter to reduce ores or concentrates.

5. It is hereby provided that the Optionee, its servants, agents and·workmen shall have the exclusive right forthwith to access to and from and to enter upon and take possession of and prospect, develop and mine the claims in such manner as it in its sole discretion may deem advisable, and shall have the right to remove and ship there from all ores, bullions, concentrates and minerals recovered in any way or manner therefrom and to dispose of the same as it shall think fit (subject to the Optionor three percent (3%) Net Smelter Return).

6. The Optionor covenants and agrees with the Optionee as follows:

(a) That the claims are in good standing and that they have good title to the claims and the right to enter into this Agreement and to dispose of the claims.

(b) That the claims are free and clear of encumbrances, liens or charges.

7. The Optionee covenants and agrees with the Optionor that during the term ofthis option:

(a) It shall carry out and record work for assessment purposes as required to maintain the property in good standing, and record a minimum of two (2) years assessment work in favor of the property in each year of the payment schedule of this agreement.

(b) It shall keep the claims clear of liens, and any other charges arising from his operations and keep the Optionor indemnified in respect thereof.

(c) It shall carry on all operations on the claims in a good and miner-like manner and in accordance with standard engineering, and technical practices.

(d) It shall allow the Optionor, or any duly authorized agent of the Optionor, to inspect the claims at reasonable times.

8. Upon termination of this Agreement, prior to payment in full:

(a) The Optionee shall deliver to the Optionor copies of all data obtained by it including geological, geochemical, geophysical reports, maps, drill logs, assay results, etc.

(b) The Optionee shall have the right to remove from the claims during the first six (6)

months after such termination, such equipment, tools, materials and supplies brought and placed thereon by it during the currency of this Agreement. Any equipment, tools,

materials or supplies and ore already mined and not removed during this period shall become the property of the Optionor.

(c) The Optionee shall be responsible for any required reclamation pertaining to work performed in the lifetime of this agreement.

9. This is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments hereunder and any act or acts, or payment or payments as shall be made hereunder shall not be construed as obligating the Optionee to do any further act or make any further payment. If this Agreement is terminated the Optionee shall not be bound thereafter in debt, damages or otherwise under this

Agreement; excepting obligations and commitments made during the life of this Option

Agreement and not settled or performed as of the date of the termination of this Option

Agreement such as paying outstanding wages, reclamation costs, transportation costs, equipment rentals or any other unpaid debts directly connected with the Optionees work and for which the

Optionee is responsible.

IO.All payments theretofore paid by the Optionee shall be retained by the Optionor in consideration for entering into this Agreement and for the rights conferred on the Optionee thereby.

l1.The time for performance for any act or making any payment required under this Agreement shall be extended by the period of any delay or inability to perform to the extent that such delay or inability to perform is due to fire, strikes, labor disturbances, riots, civil_ commotion, wars

(whether de facto or formally declared), acts of God, any present or future law or governmental regulations, any shortages of labor, equipment or materials or any other cause beyond the control of the party in default.

12.Any notice which either party may desire to give to the other party may be sent by registered mail to the address of such party as herein before contained. Any notice shall be deemed to be given upon the day following the mailing of the same by prepaid or registered mail and/or fax or other rnutually acceptable form of communication.

13. Any party may at any time give notice in writing to the others of any change of address, and from and after the giving of such notice, the address therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

14. The parties hereto agree to execute all such further or other assurances and documents and to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

15. This Agreement shall enure to the benefit of the parties hereto, their respective heirs,

executors, administrators, successors or assigns, as the case may be.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day, month and year first above written.

ANK CONSULTING, LLC PEPPER ROCK RESOURCES CORP.

PER: PER:

W.D. Charters Don Nicholson

Authorized Signatory President

SCHEDULE "A"

Claim Tenure # Current Expiry Date

MINERAL CREEK 606384 August/02/2011

MC 1 606543 August/02/2011

MC2 606545 August/02/2011

WHITE BEAUTY 521629 October/21/2011

ALEXANDRIA 537361 October/21/2011

MC EXTRA 705226 November/02/2011

MCROAD 848429 March/09/2012